Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements of Gray give effect to the Meredith Transactions (as defined below), including the Meredith Acquisition (or the “Meredith Merger”) for an adjusted purchase price of approximately $2.8 billion, the offering of Gray’s $1,300,000,000 5.375% Senior Notes due 2031, the funding of a $1.5 billion incremental term loan, an amendment and restatement of the Gray’s revolving credit facility to up to $500 million, which would consist of (i) a $425 million five year revolving credit facility and (ii) a $75 million revolving credit facility with commitments expiring January 2, 2026, and the payment of fees and expenses in connection with each of the foregoing, and the recently completed divesture of WJRT (ABC) (“WJRT”) in Flint MI to an affiliate of Allen Media Broadcasting, LLC (“Allen Media”) for $70 million in cash (the “WJRT Transaction”) to facilitate regulatory approvals of the Meredith Merger (each of the foregoing, collectively, the “Meredith Transactions”).

We have derived the unaudited pro forma combined financial information for the nine month period ended September 30, 2021 and the year ended December 31, 2020 from the historical consolidated financial statements of Gray, which has a fiscal year ending on December 31, and from the historical combined financial statements of Meredith LMG, which has a fiscal year ending on June 30.

The unaudited pro forma combined statements of operations for the nine month period ended September 30, 2021 and the year ended December 31, 2020 were prepared based on the historical: (i) consolidated statements of operations of Gray; and (ii) combined financial statements of operations of Meredith LMG, giving pro forma effect to the Meredith Transactions and the divestiture of WJRT (ABC) in the Flint-Saginaw, Michigan market as if they had all been consummated on January 1, 2020. The unaudited pro forma combined balance sheet was prepared based on the historical: (i) consolidated balance sheet of Gray and (ii) combined balance sheet of Meredith LMG, each as of September 30, 2021, giving pro forma effect to the Meredith Transactions as if they had all been consummated on September 30, 2021. The following unaudited pro forma combined financial statements do not give effect to the acquisition of all of the outstanding shares of capital stock of Quincy Media, Inc. and related divestures (the “Quincy Transactions”) or the acquisition of Third Rail Studios (the “Third Rail Transaction”).

The following unaudited pro forma combined financial information was prepared using the acquisition method of accounting, with Gray considered the acquirer of Meredith LMG. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition, with any excess purchase price allocated to goodwill. To date, Gray has completed only a preliminary allocation of the purchase price to the assets acquired and liabilities assumed in the Meredith Merger and is in the process of completing a final allocation of such purchase price. The final purchase price allocation may differ from that reflected in the following unaudited pro forma combined financial statements, and these differences may be material.

The following unaudited pro forma combined financial information is being provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of Gray would have been had the Meredith Transactions and the WJRT Transaction occurred on the date assumed or any other date, nor is it necessarily indicative of Gray’s future results of operations for any future period or as of any future date. The following unaudited pro forma combined financial information is based upon currently available information and estimates and assumptions that Gray management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.

The following unaudited pro forma combined financial information does not contain all of the information you should consider before deciding whether or not to invest in the notes and should be read in conjunction with the unaudited interim historical consolidated financial statements as of and for the nine month period ended September 30, 2021 and the audited historical consolidated financial statements as of and for the year ended December 31, 2020 of Gray, which have been filed with the Securities and Exchange Commission (“SEC”), and the combined financial statements and notes thereto, of Meredith LMG, incorporated by reference into this Current Report on Form 8-K.

Gray has incurred significant costs, and expects to achieve certain revenue and other synergies, in connection with the completion of the Meredith Merger and the integration of the acquired operations. The following unaudited pro forma combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax or other synergies expected to result from the Meredith Merger. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial statements.

GRAY TELEVISION, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(IN MILLIONS)

	Nine Month Period Ended September 30, 2021
	Gray	Meredith LMG (a)	Pro Forma Adjustments (b)	Pro Forma
Statement of Operations Data:
Revenue (less agency commissions):
Broadcasting	$1,648	$548	$(19)	$2,177
Production companies	44	—	—	44

Total revenue (less agency commissions)	1,692	548	(19)	2,221
Operating expenses before depreciation, amortization, and gain on disposals of assets, net:
Broadcasting	1,099	379	(13)	1,465
Production companies	39	—	—	39
Corporate and administrative	75	19	(27)	67
Restructuring and related activities	—	2	(2)	—
Depreciation	76	16	(2)	90
Amortization of intangible assets	81	5	195	281
Impairment of long-lived assets	—	—	—	—
(Gain) loss on disposal of assets, net	46	—	(5)	41

Operating expenses, net	1,416	421	146	1,983

Operating income	276	127	(165)	238
Other income (expense):
Miscellaneous (expense) income, net	(7)	1	—	(6)
Interest expense	(143)	—	(93)	(236)
Loss on early extinguishment of debt	—	—	—	—

Income before income taxes	126	128	(258)	(4)
Income tax expense	65	32	(65)	32

Net income	61	96	(193)	(36)
Preferred stock dividends	39	—	—	39

Net income attributable to common stockholders	$22	$96	$(193)	$(75)

Basic per share information:
Net income available to common stockholders	$0.23			$(0.80)

Weighted average shares outstanding	94			94

Diluted per share information:
Net income available to common stockholders	$0.23			$(0.79)

Weighted average shares outstanding	95			95

GRAY TELEVISION, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(IN MILLIONS)

	Year Ended December 31, 2020
	Gray	Meredith LMG (a)	Pro Forma Adjustments (b)	Pro Forma
Statement of Operations Data:
Revenue (less agency commissions):
Broadcasting	$2,320	$839	$(27)	$3,132
Production companies	61	—	—	61

Total revenue (less agency commissions)	2,381	839	(27)	3,193
Operating expenses before depreciation, amortization, and gain on disposals of assets, net:
Broadcasting	1,340	500	(16)	1,824
Production companies	52	—	—	52
Corporate and administrative	65	23	(23)	65
Restructuring and related activities	—	7	(7)	—
Depreciation	96	24	(11)	109
Amortization of intangible assets	105	9	191	305
Impairment of long-lived assets	—	22	—	22
(Gain) loss on disposal of assets, net	(29)	(1)	—	(30)

Operating expenses, net	1,629	584	134	2,347

Operating income	752	255	(161)	846
Other income (expense):
Miscellaneous (expense) income, net	(5)	(2)	—	(7)
Interest expense	(191)	—	(124)	(315)
Loss on early extinguishment of debt	(12)	—	—	(12)

Income before income taxes	544	253	(285)	512
Income tax expense	134	63	(69)	128

Net income	410	190	(216)	384
Preferred stock dividends	52	—	—	52

Net income attributable to common stockholders	$358	$190	$(216)	$332

Basic per share information:
Net income available to common stockholders	$3.73			$3.46

Weighted average shares outstanding	96			96

Diluted per share information:
Net income available to common stockholders	$3.69			$3.42

Weighted average shares outstanding	97			97

GRAY TELEVISION, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(IN MILLIONS)

	As of September 30, 2021
	Gray	Meredith LMG (c)	Pro Forma Adjustments (d)	Pro Forma
Assets:
Current assets:
Cash	$322	$—	$(88)	$234
Accounts receivable, net	440	135	—	575
Current portion of program broadcast rights, net	32	16	—	48
Income tax refunds receivable	21	—	—	21
Prepaid income taxes	28	—	7	35
Prepaid and other current assets	29	1	—	30

Total current assets	872	152	(81)	943
Property and equipment, net	908	114	51	1,073
Broadcast rights	—	—	—	—
Operating leases right of use asset	56	20	—	76
Broadcast licenses	3,784	653	497	4,934
Goodwill	1,633	112	820	2,565
Other intangible assets, net	407	64	936	1,407
Investments in broadcasting and technology companies	105	—	—	105
Other	14	10	—	24

Total assets	$7,779	$1,125	$2,223	$11,127

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$34	$27	$—	$61
Employee compensation and benefits	70	—	—	70
Accrued interest	50	—	—	50
Accrued network programming fees	35	—	—	35
Other accrued expenses	26	45	—	71
Current portion of program broadcast obligations	33	17	—	50
Deferred revenue	11	5	—	16
Dividends payable	13	—	—	13
Current portion of operating lease liabilities	8	2	—	10
Current portion of long-term debt	—	—	15	15

Total current liabilities	280	96	15	391
Long-term debt, less deferred loan costs	3,981	—	2,722	6,703
Program broadcast obligations, less current portion	3	6	—	9
Deferred income taxes	994	126	377	1,497
Accrued pension costs	39	—	—	39
Operating lease liabilities, less current portion	51	18	—	69
Other	19	6	—	25

Total liabilities	5,367	252	3,114	8,733
Perpetual redeemable preferred stock	650	—	—	650
Stockholders’ equity	1,762	873	(891)	1,744

Total liabilities, preferred stock and stockholders’ equity	$7,779	$1,125	$2,223	$11,127

The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of each of Gray and Meredith LMG, after giving effect to the Meredith Transactions and the divestiture of WJRT (ABC) in the Flint-Saginaw, Michigan market, including the pro forma adjustments described in these notes, and are intended to reflect the impact of the transactions on Gray’s historical financial position and consolidated results of operations. The unaudited pro forma combined statements of operations for the nine month period ended September 30, 2021 and the year ended December 31, 2020 combine the historical consolidated statements of operations of Gray with the historical combined financial statements of operations of Meredith LMG, as if the Meredith Transactions and the divestiture of WJRT had occurred as of January 1, 2020. The unaudited pro forma combined balance sheet as of September 30, 2021 combines the historical consolidated balance sheet of Gray with the historical combined balance sheet of Meredith LMG, as if the Meredith Transactions and the divestiture of WJRT had occurred as of September 30, 2021. The accompanying unaudited pro forma combined financial information has been prepared using, and should be read in conjunction with, the unaudited interim consolidated financial statements of Gray for the nine month period ended September 30, 2021, the audited consolidated financial statements of Gray for the year ended December 31, 2020, the unaudited condensed combined financial statements of Meredith LMG for the three month period ended September 30, 2021 and six month periods ended June 30, 2020 and 2019 and the audited combined financial statements of Meredith LMG for their fiscal years ended June 30, 2021 and 2020.

The accompanying unaudited pro forma combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies expected to result from the Meredith Merger.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting with Gray considered the acquirer of Meredith LMG. The following adjustments are reflected:

(a) Upon consummation of the Meredith Merger, Meredith LMG’s accounting policies will be conformed to those of Gray. Gray has identified preliminary adjustments to Meredith LMG’s accounting policies to those of Gray based upon currently available information and assumptions management believes to be reasonable. Financial information presented in the “Meredith LMG Historical” column in the unaudited pro forma combined statements of operations for nine month period ended September 30, 2021 and the year ended December 31, 2020, has been reclassified to conform to that of Gray as indicated in the table below (in millions):

	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Nine Month Period Ended September 30, 2021
Presentation in Meredith LMG Historical Financial Statements		Meredith LMG Historical		Reclassifications		Unaudited Pro Forma
-	Broadcasting revenue (less agency commissions)	$—		$548	2	$548
Advertising related revenues	-	246	1	(246)	2	—
Retransmission revenues	-	290	1	(290)	2	—
Other revenues	-	12	1	(12)	2	—
-	Broadcasting operating expenses	—		379	3	379
Production, distribution, and editorial expenses	-	277	1	(277)	3	—
Selling, general, and administrative expenses	-	121	1	(121)	3	—
-	Corporate and administrative expenses	—		19	3	19
Restructuring related activities expenses	Restructuring related activities	2	1	—		2
-	Depreciation	—		16	4	16
-	Amortization of intangible assets	—		5	4	5
Depreciation and amortization	-	21	1	(21)	4	—
-	Miscellaneous (expense) income, net	—		1	5	1
Non-operating income, net	-	1	1	(1)	5	—

	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Year Ended December 31, 2020
Presentation in Meredith LMG Historical Financial Statements		Meredith LMG Historical		Reclassifications		Unaudited Pro Forma
-	Broadcasting revenue (less agency commissions)	$—		$839	2	$839
Advertising related revenues	-	458	1	(458)	2	—
Retransmission revenues	-	367	1	(367)	2	—
Other revenues	-	14	1	(14)	2	—
-	Broadcasting operating expenses	—		500	3	500
Production, distribution, and editorial expenses	-	352	1	(352)	3	—
Selling, general, and administrative expenses	-	170	1	(170)	3	—
-	Corporate and administrative expenses	—		23	3	23
Restructuring related activities expenses	Restructuring related activities	7	1	—		7
-	Depreciation	—		24	4	24
-	Amortization of intangible assets	—		9	4	9
Depreciation and amortization	-	33	1	(33)	4	—
Impairment of long-lived assets	-	22	1	—		22
-	(Gain) loss on disposal of assets, net	—		(1)	3	(1)
-	Miscellaneous (expense) income, net	—		(2)	5	(2)
Non-operating expense, net	-	(2)	1	2	5	—

1 -

For the nine month period ended September 30, 2021, amounts have been prepared by summing the results of operations as reported in the unaudited interim condensed combined financial statements of Meredith LMG for the three month period ended September 30, 2021, and the audited combined financial statements of Meredith LMG for their fiscal year ended June 30, 2021 less the results of operations as reported in the unaudited interim condensed combined financial statements of Meredith LMG for the six month period ended December 31, 2020. For the year ended December 31, 2020, amounts have been prepared by summing the results of operations as reported in the unaudited interim condensed combined financial statements of Meredith LMG for the six month period ended December 30, 2020, and the audited combined financial statements of Meredith LMG for the fiscal year ended June 30, 2020 less the results of operations as reported in the unaudited interim condensed combined financial statements of Meredith LMG for the six month period ended December 31, 2019. Immaterial differences exist due to rounding between the amounts derived from the Meredith LMG financial statements and the amounts presented herein for Meredith LMG.

2 -

In order to conform with the treatment of revenue for Gray’s financial reporting, amounts classified as Advertising related revenues, Retransmission revenues and Other revenues have been reclassified out of those respective line items into Broadcast revenue (less agency commissions).

3 -

In order to conform with the treatment of expense for Gray’s financial reporting, amounts classified as Production, distribution, and editorial expenses and Selling, general, and administrative expenses have been reclassified out of those respective line items into Broadcast operating expenses, Corporate and administrative expenses and (Gain) loss on disposal of assets, net.

4 -

In order to conform with the treatment of expense for Gray’s financial reporting, amounts classified as Depreciation and amortization have been reclassified out of those respective line items into Depreciation and amortization of intangible assets.

5 -

In order to conform with the treatment of expense for Gray’s financial reporting, amounts classified as Non-operating expense, net have been reclassified out of that line item into Miscellaneous (expense) income, net.

Management of Gray is currently in the process of conducting a more detailed review of Meredith LMG’s accounting policies to determine if differences in accounting policies require any further reclassification of Meredith LMG’s financials to conform to Gray’s accounting policies and classifications. As a result, Gray may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on these unaudited pro forma combined financial statements.

(b)    The following tables reflect certain adjustments necessary to present the combined results of operations of Gray, the Meredith Merger and the divestiture of WJRT on a pro forma basis (in millions):

	Nine Month Period Ended September 30, 2021
	Meredith LMG Corporate Expense Allocation (1)	Meredith LMG Restructuring Fee (2)	Interest Adj. (3)	Depreciation Amortization Adjustments (4)	Reverse Gray Transaction Costs (5)	WJRT (6)	Pro Forma Adjustment
Broadcasting revenue (less agency commisions)	$—	$—	$—	$—	$—	$(19)	$(19)
Broadcasting operating expenses	—	—	—	—	—	(13)	(13)
Corporate and administrative expenses	(19)	—	—	—	(8)	—	(27)
Restructuring related activities	—	(2)	—	—	—	—	(2)
Depreciation	—	—	—	(2)	—	—	(2)
Amortization of intangible assets	—	—	—	195	—	—	195
(Gain) loss on disposal of assets, net	—	—	—	—	—	(5)	(5)
Interest expense	—	—	(93)	—	—	—	(93)
Income tax expense (benefit)	5	1	(24)	(49)	2	—	(65)

	Year Ended December 31, 2020
	Meredith LMG Corporate Expense Allocation (1)	Meredith LMG Restructuring Fee (2)	Interest Adj. (3)	Depreciation Amortization Adjustments (4)	Reverse Gray Transaction Costs (5)	WJRT (6)	Pro Forma Adjustment
Broadcasting revenue (less agency commisions)	$—	$—	$—	$—	$—	$(27)	$(27)
Broadcasting operating expenses	—	—	—	—	—	(16)	(16)
Corporate and administrative expenses	(23)	—	—	—	—	—	(23)
Restructuring related activities	—	(7)	—	—	—	—	(7)
Depreciation	—	—	—	(10)	—	(1)	(11)
Amortization of intangible assets	—	—	—	191	—	—	191
Interest expense	—	—	(124)	—	—	—	(124)
Income tax expense (benefit)	6	2	(31)	(46)	—	—	(69)

(1)	Adjustments to reflect the elimination of corporate expenses of Meredith LMG’s parent that were allocated to Meredith LMG.
(2)	Adjustments to reflect the elimination of restructuring expenses of Meredith LMG.
(3)	Adjustments to reflect the inclusion of incremental interest expense resulting from the borrowings incurred to finance the Meredith Merger.
(4)

Adjustments to reflect the inclusion of incremental depreciation and amortization expense resulting from the acquisition of certain assets of Meredith LMG that are to be recorded at fair value and subject to depreciation or amortization.

(5)	Adjustments to reflect the elimination of transaction expenses incurred by Gray in connection with the Meredith Merger.
(6)	Adjustments to reflect the elimination of the results of operations of WJRT in the Flint-Saginaw, Michigan market which was sold on September 23, 2021 in connection with the Meredith Merger.

(c)    The following information presented in the “Meredith LMG” column in the unaudited pro forma combined balance sheet as of September 30, 2021 has been reclassified to conform to that of Gray as indicated in the table below (in millions):

Presentation in Meredith LMG Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	As of September 30, 2021
		Meredith LMG Historical	Reclassifications		Unaudited Pro Forma
Accounts receivable (net of allowance of $3)	Accounts receivable, net	$135	$—		$135
Current portion of broadcast rights	Current portion of program broadcast rights, net	16	—		16
Other current assets	Prepaid and other current assets	1	—		1
Net property, plant and equipment	Property and equipment, net	114	—		114
Broadcast rights	Broadcast rights	4	(4)	1	—
Operating lease assets	Operating leases right of use asset	20	—		20
-	Broadcast licenses	—	653	2	653
Goodwill	Goodwill	112	—		112
Intangible assets, net	Other intangible assets, net	717	(653)	2	64
Other assets	Other	6	4	1	10
Accounts payable	Accounts payable	27	—		27
Accrued expenses - other taxes and expenses	Other accrued expenses	45	—		45
Current portion of long-term broadcast payable	Current portion of program broadcast obligations	17	—		17
Unearned revenues	Deferred revenue	5	—		5
Current portion of operating lease liabilities	Current portion of operating lease liabilities	2	—		2
Long-term broadcast rights payable	Program broadcast obligations, less current portion	6	—		6
Deferred income taxes	Deferred income taxes	126	—		126
Operating lease liabilities	Operating lease liabilities, less current portion	18	—		18
Other noncurrent liabilities	Other	6	—		6

1 -	In order to conform with the treatment of the balance sheet for Gray’s financial reporting, amount classified as Broadcast rights have been reclassified out of that line item into Other asset.

2 -

In order to conform with the treatment of balance sheet for Gray’s financial reporting, amount classified as Intangible assets, net have been reclassified out of that line item into Broadcast licenses.

(d)    The following table reflects certain adjustments necessary to present the combined results of operations of Gray, the Meredith Merger and the divestiture of WJRT on a pro forma basis (in millions):

	As of September 30, 2021
	Meredith LMG Acquisition		Financing		Pro Forma Combined
Cash	$(2,800)	1	$2,712	5	$(88)
Prepaid income taxes	—		7	5	7
Property and equipment, net	51	2	—		51
Broadcast licenses	497	2	—		497
Goodwill	820	2	—		820
Other intangible assets, net	936	2	—		936
Current portion of long-term debt	—		15	5	15
Long-term debt, less current portion and deferred loan costs	—		2,722	5	2,722
Deferred income taxes	377	3	—		377
Stockholders’ equity	(873)	4	(18)	5	(891)

1 -	Adjustment to reflect a reduction in cash equal to the purchase price of Meredith LMG of $2.8 billion.

2 -

Adjustments to reflect the value of Property and equipment, net, Broadcast licenses, Goodwill and Other intangible assets, net at preliminary estimated acquisition date fair values as follows (in millions):

	As of September 30, 2021
	Meredith LMG Historical	Preliminary Estimated Fair Value at Acquisition Date
Property and equipment, net	$114	$165
Broadcast licenses	653	1,150
Goodwill	112	932
Other intangible assets, net	64	1,000

The estimated fair values of these assets are based on the preliminary valuations performed for the preparation of the pro forma combined financial information and are subject to the final valuations that will be completed after the consummation of the Meredith Merger.

3 -

Adjustment to reflect estimated deferred income tax liability equal to the difference between the estimated fair values of all assets except for Goodwill and their tax basis multiplied by a blended federal and state statutory income tax rate of 25.4%.

4 -	Adjustment to reflect the elimination of Meredith LMG’s stockholders’ equity as part of recording the Meredith Merger.

5 -

Adjustment reflects the financing of the Meredith Merger as follows: (a) cash is adjusted for anticipated borrowings of $2.8 billion net of estimated fees of approximately $88 million, (b) Prepaid income taxes are adjusted for taxes associated the expensing of certain acquisition fees, (c) Current portion of long-term debt is adjusted for the current portion of anticipated borrowings and (d) Long-term debt, less current portion and deferred loan costs are adjusted for anticipated borrowings of $2.8 billion less $63 million of deferred loan costs less current portion of $15 million.